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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        Convergent Communications, Inc.
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            (Exact name of registrant as specified in its charter)


               Colorado                                  84-1337265
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


  400 Inverness Drive South, Suite 400            Englewood, Colorado 80112
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(Address of principal executive offices)                              (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-78483 (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, no par value
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                               (Title of Class)


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                               (Title of Class)
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Item 1.   Description of Registrant's Securities to be Registered.
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          For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading "Description of Capital Stock" in the Registrant's Prospectus, which constitutes a part of the Registrant's Registration Statement on Form S-1 (File No. 333-78483), as amended, filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

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Item 2.   Exhibits.
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          The following exhibits to this Registration Statement have been filed as exhibits to the Registrant's Registration Statement on Form S-1 (File No. 333-78483), as amended, filed under the Securities Act of 1933, as amended, and are hereby incorporated herein by reference.

               EXHIBITS:

Exhibit
  No.                                    Description
-------    ---------------------------------------------------------------------

 3.1** Amended and Restated Articles of Incorporation of Convergent Communications, Inc.

 3.2**     Bylaws of Convergent Communications, Inc.

 3.3+ Articles of Amendment to the Amended and Restated Articles of Incorporation of Convergent Communications, Inc.

 3.4++ Articles of Amendment to the Amended and Restated Articles of Incorporation of Convergent Communications, Inc.

 4.1** Indenture, dated as of April 2, 1998, by and among the Company and Norwest Bank Colorado, N.A.

 4.2**     Warrant Agreement, dated as of April 2, 1998

 4.3**     Warrant Registration Rights Agreement, dated as of April 2, 1998

 4.4**     Collateral Account Control Agreement, dated as of April 2, 1998

 4.5**     Custody and Security Agreement, dated as of April 2, 1998

 4.6+      Investor Rights Agreement, dated as of March 17, 1999

 4.7+      Warrant Agreement, dated as of March 17, 1999

 4.8++     Warrant Agreement, dated as of June 3, 1999

 5.1++     Opinion of Gibson, Dunn & Crutcher LLP

10.1** Master Lease Agreement, dated November 11, 1997, between Comdisco, Inc. and Convergent Communications, Inc.

10.2** Master Lease Agreement, dated November 17, 1997, between Convergent Capital Corporation and Convergent Communications, Inc.

10.3** Program Agreement, dated November 19, 1997, among Comdisco, Inc., Convergent Communications Services, Inc. and Convergent Communications, Inc.

10.4** Stock Purchase Agreement, dated October 31, 1996, between SONeTech and Convergent Communications, Inc.

10.5** Stock Purchase Agreement dated March 1, 1997, among Integrated Communication Networks, Inc., Communications Services of Iowa, Inc., John Shlepphorst and Convergent Communications, Inc.

10.6** Agreement and Plan of Merger, dated August 29, 1997, among Convergent Communications Services, Inc., A.T.T.Ex Corporation and Convergent Communications, Inc.

10.7** Agreement and Plan of Merger, dated September 1, 1997, among Convergent Communications Services, Inc., Vital Integration Solutions and Convergent Communications, Inc.

10.8** Asset Purchase Agreement, dated October 1, 1997, between Big Planet, Inc. and Convergent Communications Services, Inc.

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10.9**     Asset Purchase Agreement, dated December 3, 1997, between Sigmacom
           Corporation and Convergent Communications Services, Inc.

10.10** Asset Purchase Agreement, dated February 1, 1998, between Peak Comm, Inc. d/b/a Telephone Communications Company and Convergent Communications Services, Inc.

10.11** Agreement and Plan of Merger, dated March 13, 1998, among Convergent Communications Services, Inc., Communication Services of Colorado, Inc., Donna Sipes and Convergent Communications, Inc.

10.12** Asset Purchase Agreement, dated March 27, 1998, between Network Computing Solutions, LLC and Convergent Communications Services, Inc.

10.13** Employment Agreement, dated December 15, 1996, between Keith V. Burge and Convergent Communications, Inc., as amended April 13, 1998

10.14** Employment Agreement, dated December 15, 1996, between John R. Evans and Convergent Communications, Inc., as amended April 13, 1998

10.15** Employment Agreement, dated December 15, 1996, between Philip G. Allen and Convergent Communications, Inc., as amended April 13, 1998

10.16** Employment Agreement, dated August 7, 1997, between Martin E. Freidel and Convergent Communications, Inc.

10.17** Asset Purchase Agreement, dated May 15, 1990, among Convergent Communications Services, Inc., H, H & H Communications Technologies, Inc.

10.18** Telephone Company Acquisition Agreement between Convergent Communications, Inc., First Continental Group, L.C., and ICN, LLC dated July 1996

10.19** Asset Purchase Agreement, dated June 16, 1998 (as amended) by and between Convergent Communications Services, Inc. and Tie Communications, Inc., Debtor-in-Possession

10.20** Asset Purchase Agreement, dated June 30, 1998 by and between Convergent Communications, Inc. and CMB Holdings, Inc.

10.21+ Asset Purchase Agreement, dated February 1, 1999, by and between Convergent Communications, Services, Inc. and Kansas Communications, Inc.

10.22** Employment Agreement, dated March 3, 1997, between John J. Phibbs and Convergent Communications, Inc., as amended on April 13, 1998.

10.23+ Securities Purchase Agreement, dated as of March 17, 1999, by and between Convergent Communications, Inc., and the purchasers signatory thereto.

10.24+ First Amendment to Employment Agreement by and between Convergent Communications, Inc. and Martin E. Freidel, dated September 15, 1998.

10.25+ Second Amendment to Employment Agreement by and between Convergent Communications, Inc. and John J. Phibbs, dated February 1, 1999.

10.26++ Second Amendment to Employment Agreement by and between Convergent Communication, Inc. and Phillip G. Allen, dated April 8, 1999

10.27++ Second Amendment to Employment Agreement by and between Convergent Communications, Inc. and Martin E. Freidel, dated April 8, 1999

10.28++ Second Amendment to Employment Agreement by and between Convergent Communications, Inc. and John R. Evans, dated April 8, 1999

10.29++ Third Amendment to Employment Agreement by and between Convergent Communications, Inc. and John J. Phibbs, dated April 8, 1999

10.30++ Third Amendment to Employment Agreement by and between Convergent Communications, Inc. and Keith V. Burge, dated April 8, 1999

10.31++ Credit and Guarantee Agreement among Convergent Communications, Inc., Convergent Communications Services, Inc., Convergent Capital Corporation, various lenders and Goldman Sachs Credit Partners, L.P., dated as of June 3, 1999.

10.32++ Pledge and Security agreement among Convergent Communications, Inc., Convergent Communications Services, Inc., Convergent Capital Corporation and Goldman Sachs Credit Partners, L.P., dated as of June 3, 1999.
21.1++     Consent of PricewaterhouseCoopers LLP on Convergent Communications,
           Inc.

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21.2++     Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5)

21.3++     Consent of PricewaterhouseCoopers LLP on TIE Communications, Inc.

24.1++     Power of Attorney

27.1++     Financial Data Schedule


*   To be filed by amendment

** Previously filed and incorporated by reference to the Registration Statement on Form S-4 (Reg. No. 333-5393).

+ Previously filed and incorporated by reference to the Form 10-K (SEC File No. 333-53953)

++ Filed and incorporated by reference to the Registration Statement on Form S-1 (Reg. No. 333-78483).

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                                   SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  June 28, 1999                      Convergent Communications, Inc.



                                          By:  /s/ John R. Evans
                                               -----------------------------
                                               John R. Evans
                                               Chief Executive Officer

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